UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 9, 2005

(Date of earliest event reported)

ICBS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida --------------------------------	000-27097 --------------------------------	98-021578 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kobaltweg 11

3542CE Utrecht

The Netherlands

(Address of principal executive offices) (Zip Code)

31.35628101

(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

The Registrant has entered into a letter of understanding, subject to the acceptance by the Registrant’s management of the due diligence reports, Hotel Zeeduin at Wijk aan Zee, the Netherlands and an apartment building with 30 shops at Munchengladbach, Germany.

The Registrant operating under the name of Wah King Invest Corp., has in cooperation with large international real estate developers and property management companies has defined its global mission to create a diversified real estate development and investment holding company focused on acquiring quality properties in Western Europe and the Far East. Headquartered in the Netherlands with operations in the Netherlands, Belgium, Germany, Spain, United States and China, the Company utilizes the expertise of its international investors and real estate developers to source, investigate and acquire attractive opportunities for the Company.

The Company’s goal is to acquire through their existing network of well established real estate investors, quality real estate portfolios in their business markets to enable Wah King to offer investors an optimal return on investment.

Further acquisitions of quality real estate are under negotiation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICBS INTERNATIONAL CORP.

(Registrant)

Date: May 9, 2005	By: /s/ JERRY GRUENBAUM

Jerry Gruenbaum

Chief Executive Officer

(Duly Authorized Officer)

Date: May 9, 2005	By: /s/ NATHAN LAPKIN

Nathan Lapkin

President, Secretary and Chief

Financial Officer

(Principal Financial

and Accounting Officer)

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